FIDELITY FEDERAL BANCORP

                  NOTICE OF GUARANTEED DELIVERY OF WARRANTS

     This form or a photocopy hereof must be used to accept the Offer (as defined below) if:

        (a) certificates for Warrants issued in connection with the 9.125% Junior Subordinated Notes due April 30, 2001 (1994 Warrants) or certificates for Warrants issued in connection with the 9.25% Junior Subordinated Notes due January 31, 2002 (1995 Warrants) (collectively, the "Warrants") of Fidelity Federal Bancorp (the "Company") cannot be delivered to the Company prior to the Expiration Date (as defined in Section 1 of the Company's Offer dated September 19, 1997 (the "Offer")); or

        (b) the Letter of Transmittal (or a photocopy thereof) and all other required documents cannot be delivered to the Company prior to the Expiration Date.

This form, properly completed and duly executed, may be delivered by hand, mail or overnight courier to the Company. See Section 2 of the Offer.

THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE COMPANY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR WARRANTS TO THE COMPANY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                        TO:  FIDELITY FEDERAL BANCORP
                    700 SOUTH GREEN RIVER ROAD, SUITE 2000
                          EVANSVILLE, INDIANA  47715
                ATTN: Donald R. Neel, Executive Vice President

                          Confirmation by telephone:
                                (812) 469-2100


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Fidelity Federal Bancorp (the "Company") upon the terms and subject to the conditions set forth in the Offer dated September 19, 1997, and the related Letter of Transmittal (which together constitute the "Offer"), receipt of both of which is hereby acknowledged, the number of 1994 Warrants and 1995 Warrants of the Company listed below, pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer.


                            (PLEASE TYPE OR PRINT)

      Number of
      Certificate                    Number                     Warrants
      Number(s)                    of Warrants                  Tendered*
      -----------                  -----------                  ---------

------------------------           -----------                  ---------

------------------------           -----------                  ---------

------------------------           -----------                  ---------
Total Warrants Tendered:

* If you desire to tender fewer than all Warrants evidenced by any certificates listed above, please indicate in this column the number of Warrants you wish to tender. Otherwise, all Warrants evidenced by such certificates will be deemed to have been tendered.

     SIGN HERE


     --------------------------------           Date:               , 1997
     Signature(s)                                    ---------------

     --------------------------------
     Signature(s)

     --------------------------------
     Name(s) of Record Holders

     --------------------------------
     Name(s) of Record Holders


     --------------------------------

     --------------------------------
     Address(es)


     --------------------------------
     Area Code(s) and Telephone Number(s)

                                  GUARANTEE
                   (Not to be used for signature guarantee)

     The undersigned is a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States and guarantees: (a) that the above-named person(s) has a net long position in the Warrants tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; (b) that such tender of Warrants complies with such Rule 14e-4, and (c) guarantees that the Company will receive certificates of the Warrants tendered hereby in proper form for exercise, together with a properly completed and duly executed Letter of Transmittal (or photocopy thereof) and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date the Company receives this Notice of Guaranteed Delivery.

Authorized Signature:                     Address:
                                                  ---------------------------

----------------------------------        -----------------------------------
                                                  (Including Zip Code)
Name:                                     Area Code and
     -----------------------------        Telephone Number:
          (Please Print)                                   ------------------
Title:                                    Date:                       , 1997
      ----------------------------             -----------------------

Name of Firm:
             ---------------------


DO NOT SEND WARRANT CERTIFICATES WITH THIS FORM. YOUR WARRANT CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.